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                                                                    Exhibit P(3)




                               Nicholas-Applegate
                           Code of Ethics and Conduct

                            Effective April 22, 2002

















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Message from the President

Dear Colleagues,

In our recent updating of the mission, vision and values of Nicholas-Applegate, we clearly articulated, "being principled" in everything we do is a core value of this firm. This Code of Conduct further defines for us how this core value must be reflected in the execution of our day-to-day business.

When entrusting their assets to us, our clients are relying on our commitment to principled business practices on the part of Nicholas-Applegate and each and every one of our employees. We must not deliver less.

Marna C. Whittington

Message from the CEO

Nicholas-Applegate, quite simply, does not exist without our clients. While it's true we are an investment management firm, known for providing excellent investment returns and client service, a large part of our success is built on our reputation for integrity and professionalism. Our clients place not only their money, but also their trust with us when they hire us. It is up to us as a firm, and each one of us individually, to ensure that trust is upheld. Without it, we would not have a single client, regardless of our investment returns.

With this in mind, the firm has long had a formal Code of Ethics in place. Every employee commits to follow this Code when he/she joins the firm, and we, as a firm, are committed to the principles embodied by the Code. The driving principle is actually pretty easy to express: "Our clients come first." Everything, really, flows from that simple statement. When you review and sign the attached Code of Ethics, I'd like you to keep these principles in mind and know that they are supported at our firm from the top down. I'd also like you to recognize that ultimately the Code of Ethics is really just an expression about the way we, as a firm, want to do business, and that it is our responsibility individually, and as a firm, to ensure the Code is followed in spirit, as well as word. The Code can't cover every individual situation that may come up, so we must all use our best efforts to apply the principles of the Code in our everyday business. We, and our clients, should expect nothing less.

Art Nicholas

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Table of Contents


         Section One:

             Introduction ...............................................................................1

         Section Two:

             Persons Covered by the Code
               A. Employees and Covered Persons .........................................................2
               B. Outside Fund Directors and Trustees ...................................................2
               C. The Administrator .....................................................................2

         Section Three:

             Personal Securities Transactions
               A. Covered Securities and Transactions ...................................................4
               B. Exempt Securities and Transactions ....................................................4
               C. De Minimis Transactions ...............................................................5
               D. Public Offerings and Private Placements ...............................................5
               E. Exchange Traded Funds .................................................................5
               F. Options ...............................................................................5
               G. Shorting ..............................................................................7

         Section Four:

             Procedures for Trading Securities
               A.  Pre-clearance ........................................................................8
               B.  Holding Period Restriction ...........................................................9
               C.  Blackout Period ......................................................................9
               D.  Front-running .......................................................................10
               E.  Inside Information ..................................................................10
               F.  Trading Violations ..................................................................10

         Section Five:

             Reporting Requirements
               A. Personal Holdings Reports ............................................................12
               B. Monthly Transaction and Gift Reports .................................................12
               C. Monthly Reporting Violations. ........................................................12
               D. Selected Brokerage Firms .............................................................13
               E. Duplicate Brokerage Statements and Confirmations .....................................13

         Section Six:

             Conflict of Interest
               A. Service on Boards of Other Companies .................................................15
               B. Gifts ................................................................................15
                  i.   Defined .........................................................................15
                  ii.  Gift Pre-clearance ..............................................................15
                  iii. Gift Violations .................................................................15
               C. Form 700, Statement of Economic Interests ............................................16
               D. Pay-to-Play ..........................................................................16
                  i.   Defined .........................................................................16
                  ii.  Background ......................................................................16
                  iii. Policies and Procedures .........................................................17
                       a.  Restriction
                       b.  Pre-clearance of Firm Contributions
                       c.  Pre-clearance of Employee Contributions

         Section Seven:

             Administration


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
               A. Annual Board Review ..................................................................18
               B. Amendments and Modifications .........................................................18
               C. Certification of Compliance ..........................................................18

           Appendix One:

               Definitions .....................................................................Appendix-1

           Appendix Two:

               Policies & Procedures Concerning The Misuse Of Material Non-Public Information
               ("Insider Trading") .............................................................Appendix-2

           Appendix Three:

               Examples of Beneficial Ownership ................................................Appendix-3

           Appendix Four:

               Quick Reference Guide ...........................................................Appendix-4

           Appendix Five:

               Code of Ethics Summary Guide ....................................................Appendix-5

           Appendix Six:

               Options Discussion ..............................................................Appendix-6

           Appendix Seven:

               Annual Re-certification Signature Pages .........................................Appendix-7



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                               Nicholas-Applegate
                           Code of Ethics and Conduct
                            Effective April 22, 2002

Section One:
Introduction

Nicholas-Applegate Capital Management ("NACM"), Nicholas-Applegate Securities ("NAS") and Nicholas-Applegate Securities International (collectively, "NA") have a reputation for integrity and high ethical standards. Therefore, it is essential that you not only comply with federal and state securities laws, but that you also maintain high standards of personal and professional conduct. NA's Code of Ethics and Conduct ("Code") is designed to ensure that you conduct your business in a manner consistent with these high standards.

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You are expected to not only abide by the letter of the Code, but also by the spirit of the Code
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At all times, you must:

1. Place the interests of our Advisory Clients first. As a fiduciary, you must avoid putting personal interests ahead of the interests of NA Advisory Clients.

2. Ensure that all personal securities transactions are conducted consistent with the Code. You must avoid any actual or potential conflicts of interest and avoid abuse of an individual's position of trust and responsibility.

3. Not take advantage of your position. The receipt of investment opportunities, privileges or gifts from persons seeking business with NA could call into question your independent judgment.

The Code was designed to cover a myriad of circumstances. However, the Code is not all-inclusive as no policy can anticipate every potential conflict of interest that can arise in connection with personal trading.

Whether or not a specific provision of the Code addresses a particular situation, you must conduct your activities in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest. NA reserves the right to impose more stringent requirements on particular persons subject to the Code, or to grant exceptions to the Code.
Because governmental regulations and industry standards relating to personal trading and potential conflicts of interest can evolve over time, NA reserves the right to modify any or all of the policies and procedures set forth in this Code. If NA revises the Code, the Compliance Department will provide you with written notification of the changes. You must familiarize yourself with any modifications to the Code.

If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code in a particular situation, contact the Compliance Department.

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Section Two:
Persons Covered by the Code

A.    Employees and Covered Persons

Employees

The policies and procedures set forth in the Code apply to all officers, principals and employees of NACM and NAS. The Code also applies to all interns, temporary employees, part-time employees and consultants who work for more than one month on NA premises.

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The Code applies to any account in which the Employee is named as a beneficiary or trustee, or is otherwise able to exercise investment control
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Covered Persons

Covered Persons include Employees and officers of the Funds who are officers or employees of the Fund's Administrator (i.e., Assistant Secretary and Assistant Treasurer) and employees of ADAM or PAA who work on NA premises or have access to NA trading activity/trades via NA systems. The Code also applies to all members of an Employee's immediate family, which, for purposes of the Code, refers to any relative by blood or marriage living in the Employee's household.


B.    Outside Fund Directors and Trustees

Special rules apply to Fund Trustees who are not employees of NACM or NAS ("Non-Employee Trustees"). Specifically, Non-Employee Trustees are NOT subject to the:

     .    Three-day blackout period;
     .    Prohibition on public offerings;
     .    Restrictions on private placements;
     .    Ban on short-term trading profits;
     .    Gift restrictions; or
     .    Restriction on service as a director.

Further, a Non-Employee Trustee is not required to pre-clear personal securities transactions provided he or she did not have knowledge of any current or pending transactions in the security that have been completed within the last fifteen calendar days immediately preceding the date of the transaction.

A Non-Employee Trustee is not required to submit quarterly personal securities transaction reports, unless he or she knew, or should have known, in the ordinary course of the fulfillment of his or her official duties as a trustee of one of the Funds, that during the 15-day period immediately preceding or following the date of a transaction in a security by the Non-Employee Trustee that such security was purchased or sold, or was considered for a purchase or sale, by a Fund or by NA for an Advisory Client. Non-Employee Trustees also are not required to submit annual portfolio holdings reports to NA.

C.    The Administrator

Officers of the Fund who are officers or employees of the Fund's Administrator (i.e., Assistant Secretary and Assistant Treasurer) are required to adhere to all aspects of the Code, with the following exceptions:

     . Quarterly, rather than monthly, reporting of personal securities transactions;
     . Exempt from gift reporting, gift pre-clearance and reporting of outside business activities;
     . Exempt from mandatory use of Selected Firms for personal brokerage accounts;
     . Report/submit required documentation/other information to Compliance via facsimile or e-mail, rather than via the NA Intranet site.

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                                       3

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Section Three:
Personal Securities Transactions

The firm's policies and procedures set forth in the Code regarding personal investing apply to ALL personal securities transactions executed by Covered Persons, unless a securities transaction is an Exempt Security or an Exempt Transaction, as defined below.

A.    Covered Securities and Transactions

Personal securities transactions subject to the Code include, but are not limited to:

     . Equity securities including common and preferred stock, except as otherwise exempted below;
     .    Investment and non-investment grade debt securities;
     . Investments convertible into, or exchangeable for, stock or debt securities;
     . Any derivative instrument relating to any of the above securities, including options, warrants and futures;
     .    Any interest in a partnership investment in any of the foregoing;
     .    Shares of closed-end investment companies; and
     .    ETFs not registered with the SEC (e.g., OPALS).

B.       Exempt Securities and Transactions

The Code pre-clearance procedures, 60-day holding rule and reporting requirements do not apply to the following securities or transactions, unless specified otherwise:

Exempt Securities

     .    Shares of registered open-end mutual funds and money market funds;
     . Treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities;
     . Debt instruments issued by a banking institution, such as bankers' acceptances and bank certificates of deposit (not including corporate or high yield bonds);
     .    Commercial paper;
     .    Municipal bonds;
     .    Stock indices; and
     .    ETFs excluding those listed above in Section Three A.

Exempt Transactions

     . Transactions in an account over which a Covered Person has no direct or indirect influence or control;
     . Transactions in any account held by a Covered Person which is managed on a discretionary basis by a person other than the Covered Person where the Covered Person does not influence or control the transactions;
     . Transactions that are involuntary (e.g., bond calls, stock splits, spin-offs, unannounced margin calls, etc.). If possible, please notify Compliance, via e-mail, when you become aware of such a transaction has occurred. These transactions must be reported on the Blueform;
     . Purchases that are part of a direct investment plan. However, your initial purchase into this program must be pre-cleared with Compliance and reported on your first monthly report after starting the program. If you ever contribute more than the automatic deduction to this plan, you must pre-clear this transaction as if it were a non-exempt transaction;
     . Participation in an employee stock option plan. You must inform Compliance of your intent to participate in an employee stock option plan and report the deduction amount. If you were to contribute more to this plan, you must pre-clear this with Compliance. You are required to pre-clear your intent to purchase the employee stock within one week of the actual transaction date.

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     .    Purchases as a result of the exercise of rights issued pro rata to all holders of a class of securities, to the extent that such rights were acquired from the issuer, and the sale of such rights;
     . Transactions in options or futures contracts on commodities, currencies or interest rates; and
     . Other similar circumstances as determined by the Director of Compliance or General Counsel.

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De Minimis Transactions are subject to the 60-day holding rule and must be reported on your Blueform
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C.    De Minimis Transactions

You are NOT required to pre-clear certain De Minimis Transactions that meet the below criteria. However, De Minimis Transactions are subject to the 60-day holding rule and must be reported on your Blueform.

Equity Securities

Any purchase or sale transaction of 1,000 or less shares daily in a security with a market capitalization over $5 billion that trades on the NYSE or other domestic exchange, including NASDAQ.

Debt Securities

Any purchase or sale transaction in an issuer with a market capitalization of at least $5 billion of up to 100 units ($100,000 principal amount) in an issuer.

D.    Public Offerings and Private Placements

As a Covered Person, you may not engage in a personal securities transaction in any security in a private placement or public offering without prior written approval by the Director of Compliance or General Counsel. This includes initial, primary and secondary offerings. In considering such approval, the Director of Compliance or General Counsel will take into account, among other factors, whether the investment opportunity is available to and/or should be reserved for an Advisory Client account, and whether the opportunity is being offered to the Covered Person by virtue of his or her position.

If you are approved to engage in a personal securities transaction in a private placement or public offering, you must disclose that investment if you play a part directly or indirectly in subsequent investment considerations of the security for an Advisory Client account. In such circumstances, NA's decision to purchase or sell securities of the issuer shall be subject to an independent review by a senior NA Employee with no personal interest in the issuer. In addition, you may be limited from trading the security.

E.    Exchange Traded Funds

ETFs that are registered investment companies under the Investment Company Act of 1940 (i.e., SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds, iShares, etc.) may be purchased as an Exempt Security under our Code of Ethics. They will be treated as a mutual fund. These products are organized as either Unit Investment Trusts or Management Investment Companies.

Covered Persons are NOT permitted to buy ETFs that are organized as Grantor Trusts (e.g., HOLDRs). Grantor Trusts represent undivided beneficial ownership in the common stock of a group of specific companies.

Transactions involving ETFs that are NOT registered with the SEC (e.g. OPALS) must be pre-cleared. Covered Persons are required to receive written approval from Compliance prior to engaging in any ETFs that are not registered with the SEC.

F.    Options

All rules that apply to equity securities also apply to options under this Code, including the 3-day blackout period, the 60-day holding period, the De Minimis Rule and all related reporting requirements. Options are

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complex and careful attention should be given when trading them. Further discussion of trading options is provided in Appendix IV.

Covered Persons may not purchase or sell an option in a non-exempt security, or any security that would not otherwise be eligible under the De Minimis Rule, that NA has traded within three days. No Covered Person shall use options to circumvent the restrictions of this Code. In other words, no Covered Person may use options transactions or related vehicles if this Code would prohibit taking the same position directly in the security.

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   De Minimis Transactions ARE subject to the 60-day holding period
======================================================================

Both the meaning and spirit of the Code discourages short-term trading by requiring a minimum 60-day holding period.

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The time that a put or call is purchased or sold/written is what determines whether there is a violation, not when the option is exercised or expired
================================================================================

General Rules

1. The De Minimis Rule applicable to the underlying security also applies to options on such securities. You are NOT required to obtain pre-clearance approval to execute option transactions for 10 contracts or less on underlying securities that would otherwise qualify under the De Minimis Rule as these transactions are the functional equivalents of trading 1,000 shares or less on a domestic security with a market capitalization greater than $5 billion.

2. You MUST obtain pre-clearance approval when executing option transactions on any non-exempt security that does not qualify under the De Minimis Rule, regardless of the number of contracts.

3. You MUST obtain pre-clearance approval when executing option transactions for more than 10 contracts, regardless of market capitalization of the underlying security.

4. You MUST obtain pre-clearance approval to trade any option on an underlying security that is traded on a foreign market.

5.   Options on exempt securities (e.g., stock indices) are also exempt.

6. The purchase and sale of options on any security ARE subject to the 60-day holding rule. Compliance will look to the date you initiated the options transaction to determine whether there has been a violation of the Code of Ethics. To illustrate:

     a) Writing covered calls is deemed a sale of the underlying security, so if you have owned the underlying security for greater than 60 days, you may write a covered call on that security, with any expiration, and you will not be deemed to have violated the 60-day holding rule.

     b) Writing naked puts is deemed a purchase of the underlying security, so if you are to put the shares of the underlying security, the purchase date of the stock put reverts back to the date the naked put was written.

     c) Buying a call is deemed a purchase of the underlying security, so if you exercise the call, the purchase date of the stock you receive reverts back to the date you purchased the call.

     d) Writing naked calls is speculative in nature. Therefore, the expiration date must be at least 60 days from the opening date of the naked position.

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7.   You must report ALL options transactions on non-exempt securities on your
     Monthly Transactions and Gifts Report ("Blueform").

G.       Shorting

All rules, including the De Minimis Rule, that apply to equity securities also apply to shorting those securities under this Code.

Covered Persons may not short a non-exempt security, or any security that would not otherwise be eligible under the De Minimis Rule, that NA has traded within three days. No Covered Person shall short to circumvent the restrictions of this Code. In other words, no Covered Person may short a security if this Code would otherwise prohibit the transaction in the underlying security.

Specifically:

     . If you buy a stock, you may not sell that stock, including short sales against the box, within 60 days, unless you are at a loss.
     . If you sell a stock short, you may not buy it back for at least 60 days, unless you are at a loss.

If you have any questions about whether a particular transaction qualifies as an Exempt Transaction, contact the Compliance Department or the General Counsel.

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Section Four:
Procedures for Trading Securities

Covered Persons wishing to purchase or sell securities for their own accounts must follow certain procedures designed to avoid actual or potential conflicts of interest. These procedures include pre-clearing the transaction, holding the security for at least the required minimum length of time and adhering to the blackout period around Advisory Client trades. Please note that these procedures do not apply to Exempt Securities and Exempt Transactions, as defined previously.

A.    Pre-clearance

Pre-clearance is required for the purchase or sale of all non-exempt securities for your own account or any account which you have control or have a beneficial interest. NA will treat the pre-clearance process as confidential and will not disclose any information given during the pre-clearance process except as required by law or for relevant business purposes.

You must pre-clear all personal securities transactions, unless the security or transaction qualifies as an Exempt Security, Exempt Transaction or De Minimis Transaction. Any security that does not trade on a domestic exchange (or NASDAQ) must be pre-cleared.

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Pre-clearance is not required for transactions of 1,000 shares or less in securities that have a market capitalization over $5 billion and trade on a domestic exchange. However, you must report these transactions on your Blueform
================================================================================

Personal trading requests can be submitted via the intranet site by utilizing "One Click Tools" and clicking on "Trade Pre-clearance." You will need an employee code and password to access CTI, which Compliance will provide. Once you login to CTI, complete all requested fields. Be sure you receive a final screen stating that, "Your request has been submitted and you will receive the result via Email." If you do not receive this final screen, your request has not been submitted properly. Please notify Compliance of this issue.

Investment Floor Personnel must receive authorization for all non-exempt personal securities transactions from the Chief Investment Officer ("CIO") or a senior portfolio manager ("Sr. PM"). Investment Floor Personnel must submit an email to the CIO or Sr. PM requesting authorization of the non-exempt personal securities transaction. The CIO or Sr. PM will reply back to the Investment Floor Personnel who will then forward the email to Compliance PRIOR to Compliance granting pre-clearance approval. Compliance will not process the pre-clearance request until this information is received.

As a Covered Person, you cannot execute the requested transaction until you receive written authorization from the Compliance Department. Pre-clearance requests will be processed by the Compliance Department as quickly as possible. Please remember that pre-clearance approval is not automatically granted for every trade.

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You must receive written authorization from Compliance prior to executing a non-exempt securities transaction
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Priority Pre-Clearance Window

Compliance Department personnel will give priority attention to pre-clearance requests submitted prior to 9:00 a.m. In these cases, you will normally receive notification of your pre-clearance approval or denial within 10-15 minutes. Pre-clearance requests submitted after 9:00 a.m. will be processed in as timely a manner as possible, but other Compliance Department duties may delay the response for two hours or more after submission.

Pre-Clearance Period

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

Pre-clearance must be obtained on the date of the proposed transaction, which includes the current date through "market open" the next business day (e.g., 6:30 a.m. PT, excluding stock market holidays for domestically traded securities) after the day that pre-clearance was obtained. Thus, pre-clearance approval is valid for the day you received approval up through market open the next business day.

If you do not execute the transaction on the day your pre-clearance approval is received, or your entire trade is not executed that day, you must request pre-clearance again at such time as you decide to execute the trade/the rest of the trade.

Pre-clearance approval is valid only for the particular transaction requested on the Form. If you make any changes to the transaction (e.g., increase the size of the transaction), you must submit a new trade request.

================================================================================
If you make any changes to a transaction, you must submit a new trade request
================================================================================

Failure to obtain pre-clearance for a non-exempt personal securities transaction is a serious breach of the Code. If you fail to obtain pre-clearance approval for your non-exempt personal securities transaction, you will be subject to disciplinary action, up to and including termination of employment. You may also be required to cancel/reverse the trade and bear any losses that occur. You may also be required to disgorge any profits realized on the unauthorized trade and donate them to the United Way or a United Way charity of your choice.

B.    Holding Period Restriction

As a general principle, personal securities transactions must be for investment purposes and not for the purpose of generating short-term profits. Any profits realized on a sale of a security held less than 60 days will be disgorged, with a check written to the United Way or a United Way charity of your choice.

You may only sell a security including De Minimis Transactions that were held for less than 60 days, if the security is being sold at a loss. Pre-clearance is not required for an Exempt Security, Exempt Transaction or De Minimis Transaction. However, pre-clearance is required for a Covered Security or Covered Transaction.

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You may not sell a security acquired within the previous 60 days, unless selling at a loss. This applies to Covered Securities, Covered Transactions and De Minimis Transactions
================================================================================

The Director of Compliance or General Counsel may also grant exceptions to this prohibition in limited circumstances (e.g., bankruptcy, eviction, personal health emergency, etc.) upon prior written request.

C.    Blackout Period

As a Covered Person, you may not buy or sell equity securities for your personal accounts if:

     . NA has engaged in a transaction in the same or an equivalent security for an Advisory Client account within the last three days, or

     .    The security is on the NA trading blotter or proposed blotter.

In the event you effect a prohibited personal securities transaction within three business days before or after an Advisory Client account transaction in the same or equivalent security, you will be required to close out your position in the security and disgorge any profit realized from the transaction to the United Way or a United Way charity of your choice. However, if you properly obtained pre-clearance for a transaction and an Advisory Client account subsequently transacted in the same security within three days of your transaction, this will not normally result in required disgorgement, unless otherwise determined by the Director of Compliance or General Counsel.

The blackout period does NOT apply to Exempt Securities, Exempt Transactions or De Minimis Transactions.

D.    Front-running

As a Covered Person, you may not front-run an order or recommendation being made for or on behalf of a NA Advisory Client, even if you are not responsible for the order or the recommendation (and even if the order or recommendation is for someone other than the Covered Person). Front-running consists of executing a transaction based on the knowledge of the forthcoming transaction or recommendation in the same or an underlying security, or other related securities, within three business days preceding a transaction on behalf of an NA Advisory Client.

E.    Inside Information

As a Covered Person, you may not use material, non-public information about any issuer of securities, whether or not such securities are held in the portfolios of Advisory Clients or suitable for inclusion in such portfolios, for personal gain or on behalf of an Advisory Client.

================================================================================
As a Covered Person, you may not use material, non-public information about any issuer of securities
================================================================================

If you believe you are in possession of such information, you must contact the Director of Compliance immediately to discuss the information and the circumstances surrounding its receipt. This prohibition does not prevent a Covered Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. (Please refer to NA's Insider Trading Policy under Appendix Two for more information).

F.    Trading Violations

Any trading-related violation of this Code will incur the following sanctions, in addition to disgorging any profits realized on such trades:

First Violation
     .    A fine of half a percent of base salary up to $500;
     . Meet with Department Head and the Director of Compliance to discuss and re-sign the Code.

Second Violation (within 12 months)
     .    A fine of one percent of base salary up to $1,000;
     . Meet with Department Head and the Director of Compliance to discuss and re-sign the Code;
     .    Written warning to personnel file;

Third violation (within 12 months)
     .    A fine of two percent of base salary up to $2,000;
     . Meet with Department Head and the Director of Compliance to discuss and re-sign the Code;
     .    Written warning to personnel file;
     . Prohibition from trading personally for a specific period of time (e.g., six months to one year) except to close out current positions;
     .    May result in termination of employment with NA.

All fines will be paid to the United Way or a United Way charity of your choice. Checks will be submitted to Compliance and forwarded to the selected charity.

A violation of this Code is subject to the imposition of such sanctions as may be deemed appropriate under the circumstances to achieve the purposes of this Code. The Director of Compliance and the Executive Committee will determine sanctions for violations of the Code. Such sanctions may include those previously described, as well as others deemed appropriate.

Sanctions for a material violation (i.e., one that involves an actual conflict or appearance of impropriety) of this Code by a Trustee of the Funds will be determined by a majority vote of that Fund's Disinterested Trustees.

If you have any questions about any aspect of the Code, contact the Director of Compliance. If you have any questions regarding personal trading, contact the Compliance Department or the General Counsel.

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Section Five:
Reporting Requirements

A.    Personal Holdings Report

In order to address potential conflicts of interest that can arise when a Covered Person acquires or disposes of a security, and to help ensure compliance with the Code, as a Covered Person, you must submit a Personal Holdings Report (see Appendix Seven) within ten days of commencement of employment with NA and annually thereafter with a list of all securities holdings in which you have a beneficial interest (excluding interests in Exempt Securities).

B.    Monthly Transaction and Gift Reports

As a Covered Person, you must file a Monthly Securities Transaction and Gift Report ("Blueform") with Compliance by the tenth calendar day of each month for the previous month (e.g., a March Blueform would be due by the tenth of April).

================================================================================
You must submit your Blueform by the tenth calendar day of every month. There are no weekend or holiday grace periods
================================================================================

If you did not execute any securities transactions during the applicable month, you are still required to submit a Blueform. If you are absent for only a portion of the reporting period, you generally will not be excused for submitting a late Blueform.

Monthly Blueforms are submitted electronically via the intranet by utilizing "One Click Tools" and clicking on "Submit Blueform."

Your Blueform must contain the following information with respect to each reportable personal securities transaction. All fields must be completed in order for your report to be successfully filed:

     .    Date of transaction (transaction date not settlement date);
     .    Direction;
     .    Security name;
     .    Security symbol or CUSIP;
     .    Number of shares;
     .    Price at which the transaction was effected;
     . Name of the broker, dealer or bank with or through whom the transaction was effected; and
     .    Account number.

If you traded options, you will need to report them in the options table. The fields in this table are as follows:

     .    Type of Option;
     .    Purchase Date;
     .    Direction;
     .    Number of Contracts;
     .    Underlying Security;
     .    Strike Price;
     .    Expiration Date;
     . Name of the broker, dealer or bank with or through whom the transaction was effected; and
     .    Account number.

Blueforms may contain a statement that the report is not to be construed as an admission that the person filing the report has or had any direct or indirect beneficial interest in any security described in the report.

C.       Monthly Reporting Violations

================================================================================
A late Blueform incurs a fine of $50 for the first day late and $10 for each additional day the report is late
================================================================================

You must complete your Personal Security Transaction and Gift Report ("Blueform") via the intranet site by the end of the tenth calendar day of each month, regardless of whether you had any trading or gift activity for that month. There are no weekend or holiday grace periods.

If you are absent for only a portion of the reporting period, you generally will not be excused for submitting a late Blueform. The Director of Compliance or General Counsel may grant exceptions to this requirement for legitimate business or personal reasons. However, you should make every reasonable effort to submit your report in a timely manner.

A late Blueform incurs a fine of $50 for the first day late and $10 for each additional late day thereafter.

D.    Selected Brokerage Firms

To streamline and increase data integrity in the personal trading reconciliation process, the following policy requiring employees to conduct their personal trading through accounts established among selected brokerage houses ("Selected Firms") has been implemented.

Accounts that exclusively hold Exempt Securities or accounts at a mutual fund company may be maintained at any brokerage house/investment company. Further, Employees may maintain fully discretionary managed accounts at any brokerage house/investment adviser. These fully discretionary managed accounts are not subject to the Code of Ethics, however, you must inform Compliance of these accounts.

Personal Brokerage Account Guidelines:

     . Any new hire that does not have a brokerage account prior to joining NA and wishes to open an account will be limited to opening such an account from among the Selected Firms (see Table A below).

     . Any current employee that does not have a brokerage account and wishes to open an account will be limited to opening such an account from among the Selected Firms.

     . Any new hire that has any existing brokerage account prior to joining NA that is not with any of Selected Firms must transfer their account to a Selected Firm within six months of their anniversary date, or close the account.

     . Any current employee with any brokerage account that is not among the Selected Firms must transfer their account to a Selected Firm or close the account immediately.

Please note that you are responsible for all costs associated with closing the account.

                            Table A - Selected Firms

         ---------------------------------------------------------------

            AG Edwards                    Merrill Lynch
            Ameritrade                    Morgan Stanley Dean Witter
            CSFB                          Paine Webber
            Datek                         Prudential
            E*Trade                       Salomon Smith Barney
            Fidelity                      Schwab
            First Union                   Quick & Reilly
            Goldman, Sachs & Co.          TD Waterhouse

         ---------------------------------------------------------------


E.    Duplicate Brokerage Statements and Confirmations

Covered Persons are required to instruct each broker-dealer that holds an account of theirs to send duplicate copies of all transaction confirmations and statements directly to the Compliance Department. This requirement does not apply to accounts that:

     .    Are fully managed by a third party;
     .    Exclusively hold Exempt Securities; or
     .    Are held at a mutual fund company.

Most brokers require that NA provide a "407 letter" that gives them permission to hold your account and in which NA requests that the broker provides NA duplicate statements and confirms on a monthly/quarterly basis. Compliance will draft this letter for any account at a Selected Brokerage Firm upon request.

Section Six:
Conflict of Interest

Certain activities, while not directly involving personal trading issues, nonetheless raise similar potential conflict of interest issues and are appropriate for inclusion in the Code. These monitored activities are as follows:

A.    Service on Boards of Other Companies

As a Covered Person, you are prohibited from serving on the Board of Directors or Investment Committee of any publicly traded company or organization. In addition, if you wish to serve on the Board of Directors or Investment Committee of a privately held "for profit" company, you must first obtain prior written approval from the Director of Compliance or General Counsel. It is not necessary to obtain approval to serve on the board of directors of entities such as schools, churches, industry organizations or associations, or similar non-profit boards. However, you must obtain pre-approval to serve on any Investment Committee, whether for a public company, private company, non-profit company, not-for-profit company or a college/university.

B.    Gifts

i.    Defined

As a Covered Person, you may not seek any gift, favor, gratuity, or preferential treatment from any person or entity that:

     .    Does business with or on behalf of NA;

     . Is or may appear to be connected with any present or future business dealings between NA and that person or organization; or

     .    May create or appear to create a conflict of interest.

You may only accept gifts offered as a courtesy. You must report on your monthly Blueform all gifts, favors or gratuities valued at $25 or more (except meals valued at less than $50). Non-Employee Trustees only need to report gifts valued in excess of $100 and the gift is given in connection with the Trustee's affiliation with NA.

ii.   Gift Pre-Clearance

You must submit a gift pre-clearance form and obtain prior written approval for all gifts with a fair market value in excess of $100. Fair market value applies to the value of the total gift (e.g., if you receive 4 tickets valued at $55 a piece, this is considered a gift valued over $100 and must be pre-cleared). You must obtain approval from your direct supervisor and the Compliance Department prior to accepting anything of value over $100. In the event it is not possible to obtain pre-clearance, you must notify Compliance of receipt of the gift on the next business day.

A gift may be denied or required to be returned or reimbursed if you receive an excessive number of gifts, especially if received from a single source or if the total dollar value of gifts received during a single year is deemed excessive. You may not accept a gift to attend an event valued at greater than $100 if the sponsor will not be in attendance (e.g., ski trip, golf outing, sky box, and the like). This restriction would not generally apply to tickets to a sporting event (e.g., Lakers tickets), concert, etc.

iii.  Gift Violations

In the event you fail to properly report or pre-clear these items, the Executive Committee will require the employee personally to either donate the fair market value of the item (or the item itself) to charity or directly reimburse the person or entity responsible for giving the item.

As a Covered Person, you may not offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of the recipient.

You must never give or receive gifts or entertainment that would be controversial to either you or NA, if the information was made public. You should be aware that certain NA clients might also place restrictions on gifts you may give to their employees.

C.    Form 700, Statement of Economic Interests

As part of our contracts with various clients within the State of California, Designated Employees must annually file the Form 700, Statement of Economic Interests with the California Fair Political Practices Commission ("Commission"). We have identified the applicable lead portfolio managers as "Designated Employees." The list of Designated Employees and the portfolios to which this rule applies is available from Compliance.

The Form 700 is an annual statement requiring disclosure of personal financial information. Furthermore, the Form 700 stipulates that Designated Employees cannot accept more than $320 (for the Year 2002) in gifts in a calendar year from a single source.

Below is a list of items that Designated Employees must disclose:

     . Investments - (all transactions reported or pre-cleared during the reporting year);
     .    Business positions/partnerships;
     .    Gifts (regardless of location of the giver);
     .    Income from a privately owned business;
     .    Individual Retirement Accounts;
     .    Loans made to others;
     . Loans received - excluding loans from a commercial lending institution, loans less than $10,000 or mortgages on a primary residence;
     .    Loans to the business;
     . Real estate holdings - excluding primary residence and only within the state/county or city where applicable;
     .    Rental income (on real estate in applicable geographic area);
     .    Sale of home, automobile or boat;
     .    Sole proprietorship;
     .    Speaking fees;
     .    Spouse's income - other than salary;
     .    Tickets/passes;
     .    Travel reimbursements or payments (inside or outside state); and
     .    Trusts.

D.    Pay-to-Play

i.    Defined

The practice of an investment adviser or its employees giving political contributions for the purpose of obtaining the award or retention of investment advisory contracts by government entities.

ii.   Background

Although it appears unlikely that the SEC will issue a controversial final rule on "pay-to-play" for the advisory profession at this time, the ICAA has strongly urged all its members to implement appropriate pay-to-play policies as part of their codes of ethics. These policies and procedures should be reasonably designed to prevent pay-to-play abuses, based on the unique characteristics and business structure of each adviser. Based on these recommendations, and as a matter of good business practice, NA has adopted the following policies and procedures.

iii.  Policies and Procedures

      a. Restriction. Neither NA nor any employee of NA will engage, either directly or indirectly, in any "pay-to-play" activities. This is an absolute ban - NO EXCEPTIONS.

      b. Firm Pre-Clearance. NA does not normally make political contributions. However, if at any time NA makes an exception to this policy and does choose to make a political contribution, the contribution MUST BE PRE-CLEARED via e-mail by the General Counsel or Director of Compliance. In the e-mail, the person requesting the pre-clearance on behalf of NA will be required to certify that the contribution is not for the purpose of obtaining or retaining NA's engagement as an investment adviser to a government entity or plan. Other facts relevant to the reason for the contribution should be included.

      c. Employee Pre-Clearance. If any Employee makes contributions above $2,000 in any calendar year (each contribution individually, or contributions cumulatively at the point the particular contribution would cause total contributions for the year to exceed $2,000) to any government official (e.g., federal, state, or local) or candidate, that contribution MUST BE PRE-CLEARED via e-mail by the General Counsel or Director of Compliance. In the e-mail, the person requesting the pre-clearance will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan.

Section Seven:
Administration

The Director of Compliance is responsible for administering this Code, which includes:

      .     Maintaining a current list of Covered Persons;

      . Providing all Employees with a copy of the Code and periodically informing them of their duties and obligations under the Code;

      . Supervising the implementation and enforcement of the terms of the Code;

      . Maintaining or supervising the maintenance of all records and reports required by the Code;

      . Preparing a list of all transactions effected by any Covered Person during the three-day blackout period;

      . Determining whether any particular securities transactions should be exempted pursuant to the provisions of Section Three of the Code;

      . Issuing, either personally or with the assistance of counsel, any interpretation of the Code that would be consistent with the objectives of the Code;

      . Conducting inspections or investigations reasonably required to detect and report material violations of the Code and provide recommendations relative to these violations to NA's Executive Committee, or the Board of Trustees of a Fund or any Committee appointed by them to deal with such information;

      . Submitting a quarterly report to the Trustees of each Fund containing a description of any material violation and action taken and any other significant information concerning administration of the Code; and

      . Regular reporting on Code compliance to the Executive Committee and General Counsel.

A.    Annual Board Review

NA management annually prepares a report to the Funds' boards summarizing existing procedures concerning personal trading (including any changes in the Code), highlights material violations of the Code requiring significant corrective action and identifies any recommended changes to the Code.

B.    Amendments and Modifications

This Code may be amended or modified as deemed necessary by NA or the officers of the Funds, with the advice of Fund counsel, provided such amendments or modifications shall be submitted to the Board of Trustees of the Funds for ratification and approval at the next available meeting. This Code takes into account Rule 17j-1, as amended, under the Investment Company Act of 1940. This Code is effective as of April 1, 2002 and will be ratified by the Board of Trustees of the Funds at its next regularly scheduled meeting.

C.    Certification of Compliance

As a newly hired Employee, you must certify that you have read, understand and will comply with the Code. As a newly hired Employee, you must also disclose any contribution above $2,000 in any calendar year to any government official or candidate made from the time you entered into employment negotiations with NA. Please refer to Section Six D for more details. Below is the statement that is included in the annual "Certificate of Compliance" statement relating to "Pay-to-Play":

      "I certify I have pre-cleared all required political contributions as stipulated by the Code. I certify that I did not make, or cause to be made, any political contributions for the purpose of obtaining or retaining NACM as an investment adviser to a government entity or plan."

As a continuing Employee, you must annually certify that you have read, understand, have complied and will continue to comply with the Code.

Appendix Seven must be completed, signed and returned to the Compliance Department within the requested amount of time.

Appendix One:
Definitions

The following definitions apply to this Code of Ethics:

    ADAM                      Allianz Dresdner Asset Management of America

    Administrator             Brown Brothers Harriman - Administrator for the
                              Funds

    Advisory Clients          Shareholders of funds, institutional clients and
                              any other person or entity whom NA provides investment advisory services

    Allianz AG                Parent company of NACM, NAS and Nicholas-Applegate
                              Securities International

    Beneficial Ownership      Any interest in a security for which a Covered
                              Person can directly or indirectly receive a monetary benefit, including the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security. Please refer to Appendix Two for additional examples of beneficial ownership

    Blueform Monthly Personal Securities Transaction and Gift Report. The Blueform is submitted electronically and due by the tenth calendar day of each month

    Closed-End Investment     Funds whose shares trade on the secondary market
    Companies                 with most being listed on stock exchanges. New
                              shares are not continuously offered, nor are outstanding shares redeemable

    Code                      NA Code of Ethics

    Covered Persons           Any Employee and any relative by blood or
                              marriage living in the Employee's household, or any person who holds an account that names the Employee as a beneficiary or otherwise.
                              Employees of PAA or ADAM that work on NA premises or have access to NA trading activity/trades via NA systems. Officers of the Funds who are officers or employees of the Fund's Administrator (i.e., Assistant Secretary and Assistant Treasurer)

    CTI An electronic personal trading system, located on our intranet site, which is used for submitting personal trading requests when pre-clearance is required for the purchase or sale of any non-exempt securities transactions

    Employees                 All officers, partners and employees of NACM and
                              NAS. All interns, part-time employees, temporary employees and consultants who work for more than one month on NA premises

    ETFs Exchange Traded Funds represent shares of ownership in either funds, unit investment trusts or depository receipts that hold portfolios of common stocks which closely track the performance and dividend yield of specific indices; either broad market sector or international

                                   Appendix-1

    Exempt Securities         Securities that are not subject to the Code
                              pre-clearance procedures, 60-day holding rule and reporting requirements. Please refer to page 3 for more details

    Exempt Transactions       Transactions that are not subject to the Code
                              pre-clearance procedures, 60-day holding rule and reporting requirements. Please refer to page 3 for more details

    Insider Persons who are officers, directors, employees, spouses and anyone else who is privy to inside information

    Insider Trading           Buying or selling of a security while in
                              possession of material, non-public information or anyone who has communicated such information in connection with a transaction that results in a public trade or information service or medium

    Investment Floor          All individuals situated on the investment floor
    Personnel

    NA Nicholas-Applegate (i.e., NACM, NAS and Nicholas-Applegate Securities International)

    NACM Nicholas-Applegate Capital Management, Inc., an indirect wholly owned subsidiary of Allianz AG of Germany

    NAS Nicholas-Applegate Securities, an indirect wholly owned subsidiary of Allianz AG of Germany

    Non-Employee Trustees     Trustees of the Funds who are not Employees of
                              NACM or NAS (including employees of the
                              Administrator)

    Non-public Information    Any information that is not made known via a
                              public magazine, newspaper or other public document

    Open-End Investment       Funds that continuously offer new shares and
    Companies (Open-End       redeem outstanding shares at NAV on any business
    Mutual Funds)             day. Shares are purchased directly from the
                              distributor of the funds

    PAA                       Pimco Allianz Advisors

    Personal Securities       Any transaction executed by a Covered Person in
    Transaction               debt or equity securities that trade on a stock
                              market, or other securities not defined as "exempt securities" under the NA Code of Ethics.
                              This includes all futures, options, warrants, short-sells, margin calls or other instrument of investment relating to an equity security

    Trustees                  Trustees of the Funds

                                   Appendix-1

Appendix Two:
Policies and Procedures Concerning the Misuse of Material Non-public Information ("Insider Trading")

Every employee of NA must read and retain a copy of these Policies and Procedures. Any questions regarding the Policies and Procedures described herein should be referred to NA's Compliance Department ("Compliance").

A.   Policy Statement on Insider Trading ("Policy Statement")

NA's Policy Statement applies to every Employee and extends to activities both within and outside the scope of their duties at NA. NA forbids any Employee from engaging in any activities that would be considered "insider trading."

The term "insider trading" is not defined in the federal securities laws, but generally is understood to prohibit the following activities:

     . Trading by an insider, while in possession of material non-public information;
     . Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;
     . Recommending the purchase or sale of securities while in possession of material non-public information; or
     . Communicating material non-public information to others (i.e., "tipping").

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If you have any questions regarding this Policy Statement, you should consult the Compliance Department.

Who is an Insider?

The concept of "insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include, among others, company attorneys, accountants, consultants, bank lending officers, and the employees of these organizations. In addition, NA and its Employees may become temporary insiders of a company that NA advises or for which NA performs other services. According to the U.S. Supreme Court, before an outsider will be considered a temporary insider for these purposes, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must, at least, imply such a duty.

What is Material Information?

Trading, tipping, or recommending securities transactions while in possession of inside information is not an actionable activity unless the information is "material." Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to:

     .    Dividend changes;
     .    Earnings estimates;
     .    Changes in previously released earnings estimates;
     .    A joint venture;
     .    The borrowing of significant funds;
     .    A major labor dispute, merger or acquisition proposals or agreements;
     .    Major litigation;
     .    Liquidation problems; and

                                   Appendix-2

     .    Extraordinary management developments.

For information to be considered material, it need not be so important that it would have changed an investor's decision to purchase or sell particular securities; rather it is enough that it is the type of information on which reasonable investors rely in making purchase or sale decisions. The materiality of information relating to the possible occurrence of any future event would depend on the likelihood that the event will occur and its significance if it did occur.

Material information does not have to relate to a company's business. For example, in U.S. v. Carpenter, 791 F.2d 1024 (2d Cir. 1986), aff'd, 484 U.S. 19
(1987) (affirmed without opinion by an evenly divided court with respect to the charge of insider trading, based on the "misappropriation" theory), the court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

What is Non-public Information?

All information is considered non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

Basis for Liability

In order to be found liable for insider trading, one must either (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party, or (ii) have misappropriated material non-public information from another person.

i.   Fiduciary Duty Theory

Insider trading liability may be imposed on the theory that the insider breached a fiduciary duty to a company. In 1980, the U.S. Supreme Court held that there is no general duty to disclose before trading on material non-public information, and that such a duty arises only where there is a fiduciary relationship. That is, there must be an existing relationship between the parties to the transaction such that one party has a right to expect that the other party would either (a) disclose any material non-public information, if appropriate or permitted to do so, or (b) refrain from trading on such material non-public information. Chiarella v. U.S., 445 U.S. 222 (1980).

In Dirks v. SEC, 463 U.S. 646 (1983), the U.S. Supreme Court stated alternative theories under which non-insiders can acquire the fiduciary duties of insiders:
(a) they can enter into a confidential relationship with the company through which they gain the information (e.g., attorneys, accountants, etc.), or (b) they can acquire a fiduciary duty to the company's shareholders as "tippees" if they were aware, or should have been aware, that they had been given confidential information by an insider that violated his or her fiduciary duty to the company's shareholders by providing such information to an outsider.

However, in the "tippee" situation, a breach of duty occurs only where the insider personally benefits, directly or indirectly, from the disclosure. Such benefit does not have to be pecuniary, and can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

ii.  Misappropriation Theory

Another basis for insider trading liability is the "misappropriation" theory. Under the misappropriation theory, liability is established when trading occurs as a result of, or based upon, material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the court held that a

                                   Appendix-2
columnist for The Wall Street Journal had defrauded the Journal when he obtained information that was to appear in the Journal and used such information for trading in the securities markets. The court held that the columnist's misappropriation of information from his employer was sufficient to give rise to a duty to disclose such information or abstain from trading thereon, even though the columnist owed no direct fiduciary duty to the issuers of the securities described in the column or to purchasers or sellers of such securities in the marketplace. Similarly, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory.

Penalties for Insider Trading

Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she did not personally benefit from the violation. Penalties include:

     .    Civil injunctions;
     . Criminal penalties for individuals of up to $1 million and for "non-natural persons" of up to $2.5 million plus, for individuals, a maximum jail term from five to ten years;
     .    Private rights of actions for disgorgement of profits;
     . Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;
     . Civil penalties for the employer or other controlling person of up to the greater of $1 million per violation or three times the amount of the profit gained or loss avoided, as a result of each violation; and
     . A permanent bar, pursuant to the SEC's administrative jurisdiction, from association with any broker, dealer, investment company, investment adviser, or municipal securities dealer.

In addition, any violation of this Policy Statement can be expected to result in serious sanctions by NA, including dismissal of the persons involved.

B.   Procedures to Implement NA's Policy Statement

The following procedures have been established to aid NA's Employees in avoiding insider trading, and to aid NA in preventing, detecting and imposing sanctions against insider trading. Every Employee of NA must follow these procedures or risk serious sanctions, as described previously. If you have any questions about these procedures you should consult with the Director of Compliance.

Identifying Insider Information

Before trading for yourself or others, including for any client accounts managed by NA, in the securities of a company about which you may have potential insider information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

     .    Is the information material?
     . Is this information that an investor would consider important in making an investment decision?
     . Is this information that would substantially affect the market price of the securities if generally disclosed?
     .    Is the information non-public?
     .    To whom has this information been provided?
     . Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps:

     . Report the matter immediately to Compliance and disclose all information that you believe may bear on the issue of whether the information you have is material and non-public;

                                   Appendix-2

     . Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by NA; and
     . Refrain from communicating the information inside or outside NA, other than to Compliance.

After Compliance has reviewed the issue, you will be instructed to continue the prohibitions against trading, tipping, or communication, or you will be allowed to trade and communicate the information. In appropriate circumstances, the Director of Compliance will consult with the General Counsel as to the appropriate course of action.

Personal Securities Trading

All Employees of NA must adhere to NA's Code of Ethics and Conduct ("Code") with respect to:

     .    Securities transactions effected for their own account,
     .    Accounts over which they have a direct or indirect beneficial interest, and
     .    Accounts over which they exercise any direct or indirect influence.

Please refer to NA's Code as necessary. In accordance with the Code, Employees are required to obtain prior written approval from Compliance for all personal securities transactions (unless otherwise exempt under the Code) and to submit to Compliance a Monthly Securities Transaction and Gift Report ("Blueform") concerning all equity securities transactions as required by NA's Code.

Restricting Access to Material Non-public Information

Information in your possession that you identify, or that has been identified to you as material and non-public, must not be communicated to anyone, except as provided above. In addition, you should make certain that such information is secure. For example, files containing material non-public information should be sealed and inaccessible and access to computer files containing material non-public information should be restricted by means of a password or other similar restriction.

Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, please discuss such matters with the Director of Compliance before trading or communicating the information in question to anyone.

Supervisory Procedures

The Compliance Department is critical to the implementation and maintenance of these Policies and Procedures against insider trading. The supervisory procedures set forth below are designed to prevent and detect insider trading.

1.   Prevention of Insider Trading

In addition to the pre-approval and monthly reporting procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading by NA's Employees.

     a. All Employees of NA will be provided with a copy of these Policies and Procedures regarding insider trading.
     b. Compliance will, as deemed necessary, conduct educational seminars to familiarize Employees with NA's Policies and Procedures. Such educational seminars will target, in particular, persons in sensitive areas of NA who may receive inside information more often than others;
     c. Compliance will answer questions regarding NA's Policies and Procedures;
     d. Compliance will resolve issues of whether information received by an Employee of NA is material and non-public;
     e. Compliance will review these Policies and Procedures on a regular basis and update as necessary;

                                   Appendix-2

     f. Whenever it has been determined that an Employee of NA has possession of material non-public information, Compliance will (i) implement measures to prevent dissemination of such information, and (ii) restrict Employees from trading in the securities by placing such securities on NA's Restricted List; and
     g. Upon the request of any Employee, Compliance will review any requests for clearance to trade in specified securities and either approve or disapprove.

2.   Detection of Insider Trading

To detect insider trading, Compliance will:

     a. Review the personal securities transaction reports filed by each Employee, including subsequent monthly review of all personal securities transactions;
     b.   Review the trading activity of client accounts managed by NA;
     c.   Review the trading activity of NA's own accounts, if any; and
     d. Coordinate the review of such reports with other appropriate Employees of NA when Compliance has reason to believe inside information has been provided to certain Employees.

3.   Reports to Management

Promptly upon learning of a potential violation of NA's Policies and Procedures, Compliance will prepare a confidential written report to management, providing full details and recommendations for further action. In addition, Compliance will prepare reports to management, when appropriate, setting forth:

     a. A summary of existing procedures to prevent and detect insider trading;
     b. Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;
     c. An evaluation of the current procedures and any recommendations for improvement; and
     d. A description of NA's continuing education program regarding insider trading, including the dates of any seminars since the last report to management.

In response to such report, management will determine whether any changes to the Policies and Procedures may be appropriate.

                                   Appendix-2

Appendix Three:
Examples of Beneficial Ownership

     . Securities held by a Covered Person for their own benefit, regardless of the form in which held;

     . Securities held by others for a Covered Person's benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

     .    Securities held by a pledgee for a Covered Person's account;

     . Securities held by a trust in which a Covered Person has an income or remainder interest, unless the Covered Person's only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Covered Person;

     . Securities held by a Covered Person as trustee or co-trustee, where the Covered Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

     . Securities held by a trust of which the Covered Person is the settler, if the Covered Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

     . Securities held by a general or limited partnership in which the Covered Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Covered Person owns more than 25% of the partnership's general or limited partnership interests);

     . Securities held by a personal holding company controlled by a Covered Person alone or jointly with others;

     . Securities held in the name of a Covered Person's spouse - unless legally separated or divorced;

     . Securities held in the name of minor children of a Covered Person or in the name of any relative of a Covered Person or of their spouse (including an adult child) who is presently sharing the Covered Person's home;

     . Securities held in the name of any person other than a Covered Person and those listed in above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Covered Person obtains benefits equivalent to those of ownership; and

     . Securities held in the name of any person other than a Covered Person, even though the Covered Person does not obtain benefits equivalent to those of ownership (as described above), if the Covered Person can vest or re-vest title in himself.

                                   Appendix-3

Appendix Four:
Quick Reference Guide

====================================================================================================================================
                                                                Report on     Black-out     Holding                     Disgorgement
        Description                              Pre-clear      Blueform       Period       Period      Trading Fine    Required

====================================================================================================================================
Exempt Securities:
 |X| Open-end mutual funds;
 |X| U.S. government securities;
 |X| Banker's acceptances;
 |X| Certificates of deposit;                       NO            NO            NO            NO           N/A              N/A
 |X| Municipal bonds; and
 |X| Certain stock indices
 |X| Certain ETFs

------------------------------------------------------------------------------------------------------------------------------------

Exempt Transactions:
 |X| No control or influence;
 |X| Non-voluntary;
 |X| Automatic dividend reinvestment plan;          NO            NO            NO            NO           N/A              N/A
 |X| Exercise of pro-rata rights issue; and
 |X| Options or futures on commodities,
     currencies or interest rates

------------------------------------------------------------------------------------------------------------------------------------

De Minimis Transactions:
 |X| Market cap greater than $5 billion; and
 |X| less than or equal 1,000 shares; and           NO            YES           NO            YES          YES              YES
 |X| Listed on a domestic exchange or NASDAQ

====================================================================================================================================

Note: This information is provided as a summary only. You are responsible to ensure that your personal securities transactions comply with the Code. Please refer to Section Three of the Code for further details. If you have any questions, please contact the Compliance Department.

                                   Appendix-4

Appendix Five:
Code of Ethics Summary

This document summarizes the Nicholas-Applegate Code of Ethics. It is a supplement to the Code of Ethics, not a replacement for the full Code of Ethics. The Code of Ethics is available for further review on our intranet site at http://nacm-insider and may also be obtained from the Compliance Department. If you have any questions regarding the content of the Code of Ethics, please contact the Compliance Department.

1.   Who the Code of Ethics Applies to:

     . The Code of Ethics applies to full-time employees, part-time employees, temporary employees, consultants, and interns who work for more than one month on NA premises.
     . The Code of Ethics applies to officers of the Funds who are officers or employees of the Fund's Administrator (i.e., Assistant Secretary and Assistant Treasurer).
     . The Code of Ethics applies to employees of ADAM and PAA who work on NA premises or have access to NA trading activity/trades via NA systems.
     . The Code of Ethics applies to all members of an Employee's immediate family living in the Employee's household.

2.   Pre-Clearance of Personal Trades

     . You must have prior written permission from Compliance for all non-exempt securities transactions.
     . If you are on the investment floor, you must receive authorization, via e-mail, from the CIO or a Sr. PM to engage in a non-exempt securities transaction. Compliance must receive this authorization prior to processing your personal trade request. You are not allowed to engage in the non-exempt securities transaction until you receive written Compliance approval.
     . Pre-clearance approvals are valid from the day the approval is granted up through market open the next business day. (Note: If you will be doing a trade at the next day's market open, please send an e-mail to that effect to "Investment Surveillance" to allay any questions later).
     . These rules apply to individuals living in your household, as well as to any account that lists your name or that you have influence/control over.

3.   Non-Exempt Securities and Transactions

     . Equity securities, including common and preferred stock, except for Exempt Securities Transactions and De Minimis Transactions.
     .    Investment and non-investment grade debt securities.
     . Investments convertible into, or exchangeable for, stock or debt securities.
     . Any derivative instrument relating to any of the above securities, including options, warrants, and futures.
     .    Shares of closed-end investment companies.
     .    ETFs not registered with the SEC, such as OPALS.

4.   Exempt Securities and Transactions

     . Government securities and open-end mutual funds do not need to be pre-cleared, held for 60 days nor reported on your Blueform.

5.   De Minimis Exception Rule

     . Pre-clearance of a personal trade is NOT required if the securities transaction meets ALL of the following criteria:
               .    Trades on a domestic exchange/financial market
               .    Market cap of the security is greater than $5 billion
               .    The number of shares is 1000 shares or less
     .    You are required to report these transactions on the monthly Blueform.

6.   Options

                                   Appendix-5

     . All options transactions on non-exempt securities are required to be pre-cleared, unless the underlying security would otherwise qualify under the De Minimis Rule.

7.   Short Term Trading

     . You are required to hold a non-exempt security that you purchased for at least 60 days, unless selling the security at a loss.
     . You are required to pre-clear all non-exempt securities transactions even if selling at a loss, unless the securities transaction is under the De Minimis Exception Rule.
     .    This rule also applies to options, futures, and De Minimis
          Transactions.

8.   Blackout Period with Trading

     . You are not allowed to trade a security if our firm has engaged in a transaction in the same or equivalent security for a client account within the last three days or if the security is currently on the main/proposed blotter.
     . This rule does not apply to Exempt Securities, Exempt Transactions, or De Minimis Transactions.

9.   Violations of the Code of Ethics

     .    First Violation
              .    A fine of 0.5% of base salary up to $500
              .    Meet with your Department Head and Director of Compliance
              .    Re-read and re-sign the Code of Ethics
              .    Required to disgorge any profits made from the transaction

     .    Second Violation (in a 12-month period)
              .    A fine of 1% of base salary up to $1000
              .    Meet with your Department Head and Director of Compliance
              .    Re-read and re-sign the Code of Ethics
              .    Required to disgorge any profits made from the transaction
              .    Written warning in your personnel file

     .    Third Violation (in a 12-month period)
              .    A fine of 2% of base salary up to $2000
              .    Meet with your Department Head and Director of Compliance
              .    Re-read and re-sign the Code of Ethics
              .    Required to disgorge any profits made from the transaction
              .    Another written warning in your personnel file
              .    Restricted from trading for a specified period of time (6-12 months)
              .    May result in termination of employment with our firm

10.  Outside Business Activities

     . You are required to notify Compliance promptly if you are involved or become involved with any public company as a board member, employee, owner, or any other position. Some activities may not be permitted or may require Firm approval.
     . If your position with another company is investment-related, you are required to disclose this information regardless if it is a private company, non-profit company, not-for-profit company, or a college/university.

11.  Public Offerings & Private Placements

     . You may not engage in a personal securities transaction in any security in a private placement or public offering (initial, primary, secondary offerings) without prior written approval by the Director of Compliance or General Counsel.

12.  Disclosure of Personal Brokerage Accounts

     . You must inform Compliance of all personal accounts in your name or any other account over which you have control or named a beneficiary.

                                   Appendix-5

     .    Your spouse's account and children's account need to be disclosed as well.
     . This requirement applies to accounts that can hold securities, regardless if the account presently holds securities or does not.
     .    This does not apply to Exempt Securities.
     . For fully discretionary managed accounts, you are required to complete a Managed Account Waiver form and return it to Compliance.
     . Accounts over which you exercise trading control must be with one of the Selected Firms.

13.  Duplicate Account Statements and Confirmations

     . Compliance must receive duplicate account statements and confirmations for all accounts that are permitted to hold securities, regardless if the account presently holds securities or does not.
     . Most brokerage firms require a "407 letter" stating that Nicholas-Applegate allows the brokerage firm to maintain an account for the individual and that we request duplicate statements and confirmations to be sent to our office. Compliance will provide this letter to the brokerage firm.
     . This is not applicable to accounts that are fully managed by a third party, only hold Exempt Securities, and are held at a mutual fund company.

14.  Selected Brokerage Firms

     . If you plan on opening a new brokerage account after your hire date, you will be asked to choose from the following firms:
               .    AG Edwards
               .    Ameritrade
               .    CSFB
               .    Datek
               .    Etrade
               .    Fidelity
               .    First Union
               .    Goldman Sachs & Co
               .    Merrill Lynch
               .    Morgan Stanley Dean Witter
               .    Paine Webber
               .    Prudential
               .    Salomon Smith Barney
               .    Schwab
               .    Quick & Reilly
               .    TD Waterhouse

     . Any new hire with an existing brokerage account prior to joining Nicholas-Applegate not with a Selected Brokerage Firm must transfer their account within six months of their start date, or close the account.
     . Any current employee with a brokerage account not with a Selected Brokerage Firm must transfer their account to a Selected Brokerage Firm, or close the account immediately.
     . This does not apply to fully discretionary managed accounts, accounts that only hold Exempt Securities, or accounts that are at a mutual fund company.

15.  Monthly Securities Transaction and Gift Reports ("Blueform")

     . You must file your Blueform with Compliance by the tenth calendar day of each month, regardless of any personal transactions executed or gifts received.
     . If you fail to submit your Blueform by the tenth calendar day of each month, there is a fine of $50 for the first day late and $10 for each additional day the report is late.
     . The Blueform link is located under "One Click Tools" on our intranet site at http://nacm-insider.

16.      Gifts

     . Gifts received from anyone industry related must be reported on the Blueform.
     .    Reportable gifts include the following:
               .    All items over $25
               .    All meals over $50 (for your meal only)
     . Gifts that are $100 or more require a gift pre-clearance form and Compliance approval.

                                   Appendix-5

     . You may not accept a gift to attend an event valued at greater than $100 if the sponsor will not be in attendance (e.g., ski trip, golf outing, sky box, and the like). This restriction would not generally apply to tickets to a sporting event (e.g., Lakers tickets), concert, etc.

17.  Code of Ethics Certification Pages

     . All employees are required to read and sign the Code of Ethics annually confirming that you understand all policies and procedures.

                                   Appendix-5

Appendix Six:
Options Discussion

Options Definitions

Both the meaning and spirit of the Code discourages short-term trading by requiring a minimum 60-day holding period. The goal is to appropriately apply the spirit of the Code to options while at the same time not prejudice employees for investment decisions that were independently made.

     [X] Pre-Approval required for any options transaction on any non-exempt underlying security or any security not otherwise eligible under the De Minimis Rule

     [X]  Pre-Approval always required when executing more than 10 contracts

     [X]  Pre-Approval will be denied if NACM is active in the underlying stock

I.   Naked/Short Puts (obligates seller to buy stock at prescribed price)
     .    Functional equivalent of a stop/limit order to purchase stock
     .    Violates the Code if you sell and buy back within 60 days
     . No pre-approval required even if 1,000+ shares are put back to you. The reasoning is that the 10+ contract position (= 1,000+ shares) has been pre-approved and decision to accept the risk of a put was made prior to and independent of NACM's decision to trade the underlying stock

II.  Long Puts (grants buyer right to sell stock at a prescribed price)
     . Used to protect long positions - the functional equivalent of an insurance policy
     . Violates the Code if you buy a put within 60 days of a purchase decision
     . Pre-Approval required if employee, prior to expiration, puts 1,000+ shares/below market cap

III. Long Calls (gives owner right to buy stock at prescribed price)
     .    Used when stock price rises to buy at lower strike price
     . Pre-Approval required if employee prior to expiration calls 1,000+ shares/below market cap

IV. Covered Calls (obligates seller to sell stock at prescribed price; seller owns underlying stock)
     .    Used to hedge long position
     . Violates the Code if you write a covered call within 60 days of a purchase decision
     .    Stock called within 60 days of its purchase of the stock violates Code
     . No pre-approval required if 1,000+ shares are called. The reasoning is that the 10+ contract position (=1,000+ shares) has been pre-approved and decision to accept the risk of a call was made prior to and independent of NACM's decision to trade the underlying stock

V. Naked Calls (obligates seller to sell stock at a prescribed price; seller does not own underlying stock)
     .    Pure speculation against price increase
     . Violates the Code if you write a naked call that expires in less than 60 days

VI. Credit Spreads, Straddles, Combinations (use of multiple contracts with different strikes/expirations/long-short; very complex, too many variations to describe; seller receives + premium)
     .    Can be hedge and speculation
     .    Pre-Approval required for every transaction
     . Pre-Approval denied where contracts expire within 60 days of opening the position

VII. Debit Spreads, Straddles, Combinations (use of multiple contracts with different Strikes/expirations/long-short; very complex, too many variations to describe; seller pays + premium)

                                   Appendix-6

     .    Speculation vs. hedge depends on facts and circumstances
     .    Pre-Approval required for every transaction
     . Pre-Approval denied where it's determined the transaction is speculative in nature and contracts expire within 60 days of opening the position, or if NACM is active in the stock

Options - Q&A

Question:  If a call option is exercised, does that constitute a purchase?

Answer: No. Generally, it is the acquisition of the call that constitutes the purchase transaction for the purpose of the 60-day profit disgorgement rule. Exercise of the call will not result in a disgorgeable profit; the purchase will be treated as having occurred as of the date the call option was acquired. For example, the sale of any shares received due to exercise of an option will be analyzed for profit recovery purposes if there are purchase transactions in such securities within the most recent 60-day period, including the purchase of a call option for such shares.

Question:  If a put option is exercised, does that constitute a sale?

Answer: No. Generally, it is the acquisition of the put that constitutes the sale transaction. Exercising the put will not result in a disgorgeable profit; the sale will be treated as having occurred on the date that the put option was acquired.

Question: Am I effectively foreclosed from acquiring an option with a term of 60 days or less?

Answer: Not necessarily. For example, exercising a call option and receiving the underlying Securities will not constitute a sale. Of course, a sale of the Securities received or of the option itself will constitute a sale that would be matched against any purchase within 60 days.

Question: If a naked put expires within 60 days from the day you opened the naked position, does this constitute a violation of the Code?

Answer: No, the expiration of a naked put within 60 days of opening the naked position would not violate the Code because the expiration does not constitute a purchase or a sale.

                                   Appendix-6

Appendix Seven:
Annual Re-certification Signature Pages

================================================================================

                               Nicholas-Applegate
                     Annual Re-certification Signature Pages

     You are required to complete, sign and return the following seven pages to Compliance no later than:

                                  May 20, 2002

     If it is received after May 20th, you will incur a fine as follows, which will be paid to the United Way:

                                $50 for the first day late
                                $10 for each additional day late

     After May 20th, you will also be restricted from personal trading until these certification pages are received by Compliance.

                                    Thank You

================================================================================

                                   Appendix-7

================================================================================

                               Nicholas-Applegate

                            Certificate of Compliance

------------------------------------
Name (please print)

I. I understand that the Code of Ethics and Conduct ("Code"), updated as of April 22, 2002, is available for my review on the intranet site.
II. I have read and understand the Code and I will comply with these policies and procedures during the course of my employment at NA.
III. I agree to promptly report to the Director of Compliance any violation, or possible violation of this Code, of which I become aware.
IV. I understand that a violation of this Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.
V. I certify I will pre-clear all required political contributions as stipulated by the Code.
VI. I certify that I did not make, or cause to be made, any political contributions for the purpose of obtaining or retaining NACM as an investment adviser to a government entity or plan.


------------------------------------
Signature


------------------------------------
Date

================================================================================

                                   Appendix-7

================================================================================

                               Nicholas-Applegate

                Insider Trading Policy Certificate of Compliance

-----------------------------------
Name (please print)

I. I certify that I have read and understand the policies and procedures of the NA Insider Trading Policy (the "Policy"), updated as of April 22, 2002, and that it is available for my review on the intranet site for the year 2002;
II. I certify that I will comply with these policies and procedures during the course of my employment with NA; and
III. I agree to promptly report to the Director of Compliance any violation, or possible violation, of the Policy of which I became aware.
IV. I understand that violation of the Policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.


------------------------------------
Signature


------------------------------------
Date

================================================================================

                                   Appendix-7

                               Nicholas-Applegate

                       Private Securities Transaction Form

NASD Conduct Rule 3040 (for summary of this rule, see below) requires registered representatives to obtain prior written permission in order to participate in a private securities transaction. The Nicholas-Applegate Code of Ethics also requires all other employees to obtain prior written permission for all private securities transactions.

You need prior written consent of the member (Nicholas-Applegate) to participate in the following activities:

     .    Create your own limited partnership;
     .    Sell any securities for another firm;
     . Personally indemnify a customer pledging securities as collateral for a loan;
     . Collect a finders fee for introducing two parties in the sale of a corporation;
     . Privately sell shares of a personally held corporation and interests in a limited partnership.

A "private security transaction" does not include trading listed securities for your own account (although you of course must follow our Code of Ethics on these transactions). The SEC views the rule as an important protection for broker-dealers against investor claims and protects customers by ensuring proper supervision of a broker's sales efforts.

Check ALL that apply:

__ I understand that I must have authorization from Nicholas-Applegate prior to entering into any private securities transaction while employed at Nicholas-Applegate.

__   I have not engaged in any private securities activities.

__   I have not received any compensation for any private securities activities.

__ Yes, I do presently engage in/receive compensation for private securities activity (-ies), details of which are listed below and/or attached.

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

Name (print):
             -------------------------------------------------------------------
Signature:
          ----------------------------------------------------------------------
Date:
     ---------------------------------------------------------------------------




================================================================================
For Compliance Use Only:

Permission from Compliance has been [ ] granted [ ] denied for this employee to participate in the private securities transaction as outlined above.
Compliance Approval by (sign and print):                           Date:
                                        --------------------------       -------
NAS Principal (sign and print):                                    Date:
                                ----------------------------------       -------
================================================================================


                                   Appendix-7

                               Nicholas-Applegate

                 Annual Outside Business Activity Certification

------------------------------------
Name (please print)

NASD Conduct Rule 3030 requires registered representatives to obtain prior written permission to have any outside employment or to receive any employment compensation other than from their broker-dealer. The Nicholas-Applegate Code of Ethics also requires all other employees to notify the Compliance Department prior to engaging in certain outside business activity.

A request form to engage in any new outside business activity not disclosed below is available on our intranet site or may be obtained from the Compliance Department. Please return all completed request forms to the Compliance Department.

If you are not a registered representative, please complete sections 1 and 3. If you are a registered representative, please complete sections 2 and 3.

1) Non-Registered Representatives (anyone who does NOT hold a Series 6 or 7 industry license)

                      I understand that while I am employed at NA I must provide
     --------------   written documentation to Please Initial Compliance prior
     Please Initial   to accepting any outside business activity, with or
                      without compensation, at a public company or a non-public entity where I am in an investment related position
                      (including any church, not-for-profit organization or college/university).

     I have accepted the following outside business activity:

     Name of Company/Entity:
                            ----------------------------------------------------

     General Description of Company/Entity:
                                           -------------------------------------

     Main Responsibilities:
                           -----------------------------------------------------

     Compensation (if any):
                           -----------------------------------------------------

     Start Date:
                ----------------------------------------------------------------


2) Registered Representatives (anyone who holds a Series 6 or 7 industry license)

                      I understand that while I am employed at NA I must have
     -------------    authorization from Compliance Please Initial prior to
     Please Initial   accepting any outside employment and/or outside
                      compensation.

     I have accepted employment and/or compensation at the following:

     Name of Company/Entity:
                            ----------------------------------------------------

     General Description of Company/Entity:
                                           -------------------------------------

     Main Responsibilities:
                           -----------------------------------------------------

     Compensation (if any):
                           -----------------------------------------------------

     Start Date:
                ----------------------------------------------------------------

3)   All Employees of NA

                                   Appendix-7

     Please print your name, sign and date this certification.

     Name (please print):
                         -------------------------------------------------------

     Signature:
               -----------------------------------------------------------------

     Date:
          ----------------------------------------------------------------------








================================================================================
For Compliance Use Only:
Permission from Compliance has been [ ] granted [ ] denied for this employee to engage in the outside business activity as outlined above.
Compliance Approval by (sign and print):                          Date:
                                         ------------------------       --------
NAS Principal (sign and print):                                   Date:
                                ---------------------------------       --------
================================================================================

                                   Appendix-7

                               Nicholas-Applegate

                            Personal Holdings Report

------------------------------------
Name (please print)

As required in Section Seven of the NA's Code of Ethics, please list all securities (except Exempt Securities) in which you have an interest, including those in accounts of which you are a beneficiary or are named on the account and all securities in non-client accounts for which you make investment decisions.

1.   List all Securities that:
     a)   Are personally owned;
     b) A beneficial interest is held by you, your spouse, minor child, or any other member of your immediate household;
     c) Is a trust or estate of which you or your spouse is a trustee, other fiduciary or beneficiary, or of which your minor child is a beneficiary; or
     d) You can direct or effect transactions under a power of attorney or otherwise.

                Table A - Securities Held in a Brokerage Account


=====================================================================================================================
         Name of Security             Type                 Holdings          Relationship/2/        Disclaimer of
                                    Security/1/           Shares/PAR                                 Beneficial
                                                                                                      Interest/3/

=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

Note: If there are no applicable securities, write "None." If you need additional space, continue listing as necessary on other sheets. (You may attach a copy of your brokerage statement listing the information - if you do this, write "See attached").

           Table A(2) - Securities Held Outside of a Brokerage Account


=====================================================================================================================
         Name of Security            Form of       Holdings          Relationship/2/       Disclaimer of
                                    Security      Shares/PAR                                Beneficial
                                                                                             Interest/3/

=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

Note: If there are no applicable securities, write "None." If you need additional space, continue listing as necessary on other sheets. (You may attach a copy of your brokerage statement listing the information - if you do this, write "See attached").

2. Have you, during the past 12 months, requested prior clearance of and filed monthly reports for all applicable securities transactions as required by the Code?

----------
/1/ Insert the following symbol as pertinent to indicate the type of security held: C-common stock, P-preferred stock, O-option, W-warrant and D-debt security.

/2/ Insert a, b, c, or d as explained above, to describe your interest in these securities.

/3/ Mark x to indicate that the reporting or recording of this securities holding shall not be construed as an admission that you have any direct or indirect beneficial interest in these securities. Please see Appendix II for a list of examples of beneficial interest.

                                   Appendix-7

                     Yes                 No            N/A
              ------                 ---          ---

     If "No," has the transaction been discussed with the Compliance Department?

                     Yes                 No
              ------                 ---

     If not, please advise the Compliance Department in writing separately of any securities transactions not pre-cleared or reported.

3. Have you filed monthly reports for all reportable securities transactions as required by the Code?

                    Yes                  No            N/A
             ------                  ---          ---

     In addition, Nicholas-Applegate requires all employees to disclose all brokerage accounts in their name, any spouse's account, any children's account or any other account over which the employee has control or is a beneficiary.

     If you have a managed account (broker has sole discretion), a Managed Account Waiver must be on file in Compliance. For all managed accounts that you own, have you completed a Managed Account Waiver and returned it to Compliance?

                     Yes                 No            N/A
              ------                 ---          ---

                                     Table B

  ==================================================================================================================
           Name of Brokerage Firm                  Account Number                 Name(s) Listed on Account
  ==================================================================================================================

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ==================================================================================================================

Note: If you do not have any brokerage accounts, write "None."

To the best of my knowledge and belief, I certify that the statements made by me on this form are true, complete and correct.

------------------------------                    -----------------------------
Signature                                         Date


                                   Appendix-7